Exhibit (23)(b)

PLANTE & MORAN, LLP______________________________ Certified Public Accountants
              Suite 700                           Management Consultants
              107 West Michigan Avenue            616-385-1858
              Kalamazoo, Michigan 49007-3940      FAX 616-385-2936


                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement relating to the issuance of 52,500 shares of common stock of Prab, Inc. on Form S-8 of our report dated December 9, 1994, appearing in the annual report on Form 10-KSB of Prab, Inc. for the year ended October 31, 1994.


/s/ Plante & Moran LLP


Kalamazoo, Michigan
May 1, 1995





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